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                                                                     EXHIBIT 5.2

                       [HAYNES AND BOONE, LLP LETTERHEAD]

August 31, 1998


Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309


Gentlemen:

         We have acted as special Texas counsel to Savane International Corp. (formerly known as Farah Incorporated), a Texas corporation ("SAVANE"), in connection with the opinion of Alston & Bird LLP, counsel to Savane, set forth in Exhibit 5.1 of the Registration Statement on Form S-4 (File No. 333-61967) of Tropical Sportswear Int'l Corporation, a Florida corporation, Savane, Apparel Network Corporation, a Florida corporation, and Tropical Sportswear Company, Inc., a Delaware corporation, on Form S-4 and the amendments thereto (as amended, the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Capitalized terms used herein shall, unless otherwise provided herein, have the respective meanings set forth in the Registration Statement.


                        SCOPE OF EXAMINATION AND GENERAL
                         ASSUMPTIONS AND QUALIFICATIONS

         In addition to the Registration Statement, other documents we have reviewed in rendering the opinion, and upon which we have relied, include the following:

                  (i) certificate from the Secretary of State of the State of Texas indicating that Savane is in existence in the State of Texas as of August 27, 1998 (the "EXISTENCE CERTIFICATE"); and

                  (ii) certificate from the Comptroller of Public Accounts of the State of Texas indicating that Savane is in good standing in the State of Texas as of August 27, 1998 (the "GOOD STANDING CERTIFICATE").

         In making such examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (iv) the authenticity of the originals of the documents referred to in the immediately preceding clause (iii).
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Alston & Bird LLP
August 31, 1998
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         Our opinion set forth below is limited solely to matters governed by the laws of the State of Texas, and we express no opinion as to questions concerning the laws of any other jurisdiction.

                     SPECIFIC ASSUMPTIONS AND QUALIFICATIONS

         In rendering the opinion set forth below regarding the due incorporation and valid existence of Savane, we have relied solely on the Existence Certificate and we have necessarily expressed our opinion as of the date of such certificate. In rendering the opinion set forth below regarding the good standing of Savane, we have relied solely on the Good Standing Certificate and we have necessarily expressed our opinion as of the date of such certificate.

                                     OPINION

         Based upon the foregoing, and subject to the exceptions, assumptions, and qualifications set forth above, we are of the opinion that Savane is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.


                           Very truly yours,

                           /s/ Haynes and Boone, LLP

                           HAYNES AND BOONE, LLP